Exhibit 99.1

Michael Attar Director Investor Relations 818-880-7821 Michael.attar@tekelec.com

Tricia Nelson Director, Product Marketing Santera, a Tekelec company 972-461-6323 tnelson@santera.com

Tekelec and Santera Systems Combine Next-Generation Switching Businesses

Transaction Creates a Majority Owned Next-Generation Switching Subsidiary for Tekelec

     CALABASAS, CA (April 30, 2003)... Tekelec (Nasdaq:TKLC) and Santera Systems, Inc. today announced that they have signed a definitive agreement to combine their next-generation switching businesses to better address the needs of telecommunications service providers. The business, which includes investments of cash and strategic assets from both companies, will be a majority owned subsidiary of Tekelec and will be called Santera, a Tekelec company.

     The transaction creates a switching solutions center of excellence for Tekelec in Plano, Texas, Santera Systems’ current headquarters. The switching solutions center will complement Tekelec’s existing signaling solutions center of excellence in Research Triangle Park, North Carolina.

     “The combination of Tekelec and Santera Systems leverages the strengths of the two companies’ current packet telephony resources and positions the new subsidiary with the intellectual and technological assets to take advantage of evolving market opportunities,” said Fred Lax, President and CEO of Tekelec. “Our combined next-generation switching unit will have the product portfolio, operational expertise, global reach and financial strength to position ourselves to be a preferred switching solution provider for service providers worldwide.”

     David Heard, CEO of Santera Systems and President of the new subsidiary, commented, “We are excited about this transaction because it accelerates our existing product development activities, while also increasing our core switching and signaling competency, which is essential for the transition from circuit to packet networks. Santera, a Tekelec company, will be the clear choice for carriers seeking an innovative and nimble supplier with the operational excellence necessary to deliver and support carrier-grade solutions.”

     Under the terms of the agreement, Tekelec will contribute $28 million in cash and its existing packet telephony business. Santera’s current investors will contribute its assets and an additional $12 million in cash. Initially, the division will be 52% owned by Tekelec. Tekelec will also have the ability to increase its ownership percentage in the new subsidiary up to 62.5% and has the option to purchase the entire remaining interest during the period from July 1, 2005 through December 31, 2007. The transaction is expected to close before the end of the 2nd quarter, pending U.S. anti-trust approval.

     Fred Lax, Tekelec’s President and Chief Executive Officer, will be chairman of the new unit’s Board of Directors. Marty Kaplan, current chairman of Santera Systems’ Board of Directors, is expected to join Tekelec’s Board of Directors, upon closing of the transaction. In addition, Marty will continue to work closely with the Santera management team and its new Board. Tekelec will have a majority of seats on the new Board of Directors.

     Lax concluded, “With this transaction, Tekelec significantly broadens and strengthens its product portfolio, while mitigating our risk, minimizing the impact to Tekelec’s earnings and maintaining our solid balance sheet, while positioning ourselves for future growth opportunities. The combined business possesses significant telecom expertise focused on and dedicated to next generation switching solutions. We are also delighted to continue working with Marty Kaplan, who has a distinguished track record in the telecommunications industry, most recently serving as executive vice president of

SBC where he was responsible for the integration of SBC Communications with Pacific Bell, Southern New England Telephone and Ameritech.”

     On a GAAP basis, and to a lesser extent on a non-GAAP basis, Tekelec expects the transaction to dilute its 2003 and 2004 EPS. Tekelec expects the transaction to be EPS accretive in 2005. The difference in expected non-GAAP and GAAP results is due to the amortization of acquisition-related intangibles.

Investor Presentation

Please visit the Investor Relations section of Tekelec’s website at www.tekelec.com to download a presentation that will be used during today’s conference call.

Conference Call

Tekelec will host a conference call to discuss this announcement at 5 p.m. Eastern Time (ET) on Wednesday, April 30. The call will be webcast live for all investors, and a webcast replay will be available for 90 days. Instructions on how to gain access to the conference call webcast are listed below.

Dial-In Information Live call dial-in #: 719-457-2617, confirmation code 404183

“Live” Webcast Tekelec will host a live webcast of the conference call on Wednesday, April 30 at 5 p.m. ET. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon.

Telephone Replay A telephone replay of the call will also be available for one week after the live call by calling (719) 457-0820, and entering the reservation number, 404183

About Tekelec

     Tekelec is a leading developer of telecommunications signaling solutions, packet-telephony infrastructure, network monitoring technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, California, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

About Santera Systems

     Santera Systems, located in Plano, Texas, offers a carrier-class next-generation switch with both trunk and line functionality, enabling true circuit to packet migration. In its core applications of enhanced voice switching, integrated voice and data switching, and voice over broadband, Santera delivers significant capital and operating cost efficiencies of 50 to 70 percent. The founding pioneers of next-generation companies Cascade, Shasta, Ardent, and Arris created Santera Systems in 1998. More information can be obtained at www.santera.com or by calling either 972-461-6300 or toll free 1-866-519-9000.

Forward Looking Statements

     Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2002 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of the convergence of voice and data networks, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in the network, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the

Company’s revenues, the success or failure of strategic alliances or acquisitions, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.